                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
       (TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1841


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $30,000,000


CUSIP NUMBER:            59018S Z49


INTEREST RATE:           5.39000%


ORIGINAL ISSUE DATE:     February 8, 1999


STATED MATURITY DATE:    February 8, 2001


INTEREST PAYMENT DATES:  Each February 8 and August 8, commencing on August 8, 1999, through and including the Stated Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   February 3, 1999

